Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”) of Community Bankers Trust Corporation (the “Company”), the undersigned Executive Vice President and Executive Vice President and Chief Financial Officer certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Report.

/s/ Rex L. Smith, III
Rex L. Smith, III
Executive Vice President
(principal executive officer)

/s/ Bruce E. Thomas
Bruce E. Thomas
Executive Vice President and Chief Financial Officer

Date: March 31, 2011